UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 31, 2010
GLOBAL MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-22083	84-1116894

(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation)		Identification No.)

12600 West Colfax, Suite C-420, Lakewood, Colorado	80215

(Address of principal executive offices)	(Zip Code)
(303) 238-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-2.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On January 31, 2010, Global Med Technologies, Inc. (“Global Med”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Haemonetics Corporation, a Massachusetts corporation (“Parent”), and Atlas Acquisition Corp., a Colorado corporation and a wholly-owned subsidiary of Parent (the “Acquisition Sub”). Under the terms of the Merger Agreement, Acquisition Sub will commence a tender offer for shares of Global Med’s common stock, par value $0.01 per share (the “Global Med Common Stock”), at a price of $1.22 per share, net to the holders of Global Med’s Common Stock, and for shares of Global Med’s Series A Convertible Preferred Stock, par value $0.01 per share (“Global Med Preferred Stock”), at a price of $1.22 per share on a converted to common stock basis, net to the holders of Global Med Preferred Stock in cash (the “Offer”). The Merger Agreement provides, subject to certain conditions, for the commencement of the Offer as promptly as reasonably practicable after the date of the Merger Agreement. The Offer will remain open for at least twenty (20) business days after the commencement of the Offer, subject to certain extension rights and obligations set forth in the Merger Agreement. The Offer is conditioned on the tender of a majority of the outstanding shares of Global Med Common Stock and Global Med Preferred Stock and other customary conditions. Based on Global Med’s approximately 49 million diluted common equivalent shares outstanding, the estimated net value of the transaction is $60 million.
     Pursuant to the Merger Agreement and subject to certain exceptions, Global Med has granted to Acquisition Sub an irrevocable option (the “Top-Up Option”) to purchase the number of shares of Global Med Common Stock (the “Top-Up Option Shares”) equal to the lesser of (i) the number of shares of Global Med Common Stock that, when added to the number of shares of Global Med Common Stock owned by Acquisition Sub as of immediately prior to the exercise of the Top-Up Option, constitutes one share more than 90% of the number of shares of Global Med Common Stock then outstanding on a fully diluted basis (assuming the issuance of the Top-Up Option Shares) or (ii) the number of shares of Global Med Common Stock that Global Med is authorized to issue under its Articles of Incorporation but that are not outstanding or reserved for issuance. The Top-Up Option may not be exercised unless, following the time of the acceptance by the Acquisition Sub of the shares of Global Med Common Stock tendered in the Offer or after a subsequent offering period, 80% or more of the then outstanding shares of Global Med Common Stock shall be directly or indirectly owned by Parent or Acquisition Sub.
     Following the consummation of the Offer and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, the Acquisition Sub will merge into Global Med (the “Merger”) and Global Med shall continue as the surviving corporation. The closing of the Merger is subject to approval by holders of a majority of the then outstanding shares of Global Med Common Stock and Global Med Preferred Stock. The parties, however, have agreed that in the event that Acquisition Sub acquires at least 90% of the outstanding shares of each of Global Med Common Stock and Global Med Preferred Stock then outstanding on a fully diluted basis, pursuant to the Offer or otherwise, the parties shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable without a meeting of shareholders of Global Med or the solicitation of written consents of such shareholders, in accordance with applicable laws.
     The Merger Agreement includes customary representations, warranties and covenants of Global Med, Parent and the Acquisition Sub. Global Med has also agreed (1) not to solicit or initiate discussions with third parties regarding other proposals to acquire the Global Med and (2) to other restrictions on its ability to respond to such proposals.
     The Merger Agreement contains certain termination rights by Global Med and Parent including, with respect to Global Med, in the event that Global Med receives an unsolicited superior proposal that the board of directors of Global Med determines in good faith constitutes a superior proposal, subject to various limitations and restrictions. In connection with the termination of the Merger Agreement under specified circumstances, including with respect to the acceptance of a superior proposal by Global Med, Global Med may be required to pay Parent a termination fee equal to $2,600,000. In addition, in the event the Merger Agreement is terminated by either Global Med or Parent under certain circumstances and no termination fee is payable, Parent or Global Med may be responsible for paying all costs and expenses of the other party up to $500,000.
     On January 31, 2010, in connection with Parent’s entry into the Merger Agreement, Parent entered into employment arrangements with Global Med’s chief executive officer and Global Med’s president/chief operating officer, with such arrangements becoming effective upon consummation of the transactions contemplated by the Merger Agreement. Global Med knows of no other material relationship between Global Med or its affiliates and Parent or Acquisition Sub other than with respect to the Merger Agreement.
     Simultaneously with the execution of the Merger Agreement, Parent signed Tender and Support Agreements with the chief executive officer and president/chief operating officer of Global Med and another large shareholder of Global Med in which they agreed to tender all of their shares of Global Med Common Stock and Global Med Preferred Stock in connection with the Offer, including any shares acquired upon exercise of stock options or warrants prior to the closing of the acquisition. These parties to the Tender and Support Agreements currently hold shares representing approximately 18% of the outstanding Global Med Common Stock and 78% of the outstanding Global Med Preferred Stock.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.
     The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Global Med. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Global Med or Parent or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Global Med’s public disclosures.

Important Additional Information Will Be Filed with the Securities and Exchange Commission
     THIS CURRENT REPORT ON FORM 8-K IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. ATLAS ACQUISITION CORP.’S TENDER OFFER FOR THE SHARES OF GLOBAL MED’S CAPITAL STOCK HAS NOT COMMENCED. THE SOLICITATION AND THE OFFER TO BUY SHARES OF GLOBAL MED’S CAPITAL STOCK WILL ONLY BE MADE PURSUANT TO A TENDER OFFER STATEMENT ON SCHEDULE TO, INCLUDING AN OFFER TO PURCHASE AND OTHER RELATED MATERIALS THAT ATLAS ACQUISITION CORP. INTENDS TO FILE WITH THE SEC. GLOBAL MED WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9. ONCE FILED, GLOBAL MED SHAREHOLDERS SHOULD READ ALL OF THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION.
     ONCE FILED, GLOBAL MED SHAREHOLDERS WILL BE ABLE TO OBTAIN THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER, FREE OF CHARGE AT THE WEBSITE OF THE SEC AT www.sec.gov, FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS OR BY SENDING A WRITTEN REQUEST TO ATLAS ACQUISITION CORP. REQUESTS FOR DOCUMENTS FROM ATLAS ACQUISITION CORP. OR HAEMONETICS CORPORATION SHOULD BE SUBMITTED IN WRITING TO: HAEMONETICS CORPORATION, ATTN: INVESTOR RELATIONS, 400 WOOD ROAD, BRAINTREE, MASSACHUSETTS 02184. IN ADDITION, HAEMONETICS CORPORATION AND GLOBAL MED EACH FILE ANNUAL, QUARTERLY AND OTHER REPORTS WITH THE SEC. COPIES OF THESE REPORTS OR OTHER SEC FILINGS ARE AVAILABLE FOR FREE AT THE SEC PUBLIC REFERENCE ROOM AT 100 F STREET, NE, WASHINGTON, DC 20549 AND www.sec.gov.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.
2.1	Agreement and Plan of Merger dated January 31, 2010 between Global Med Technologies, Inc., Haemonetics Corporation, and Atlas Acquisition Corp.*

99.1	Press Release, issued by Global Med and Parent, dated February 1, 2010.

*	Exhibits to the Merger Agreement omitted pursuant to Item 601(b)(2) of Regulation S-K. Global Med agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MED TECHNOLOGIES, INC.
By:	/s/ Michael I. Ruxin, M.D.
Michael I. Ruxin, M.D.
Chairman and Chief Executive Officer

Date: February 1, 2010

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated January 31, 2010 between Global Med Technologies, Inc., Haemonetics Corporation, and Atlas Acquisition Corp.

99.1	Press Release, issued by Global Med and Parent, dated February 1, 2010.

*	Exhibits to the Merger Agreement omitted pursuant to Item 601(b)(2) of Regulation S-K. Global Med agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.